Comparison of change in value of $10,000 investment in Dreyfus Stock Index Fund, Inc. Initial shares and Service shares and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                 Dreyfus Stock      Dreyfus Stock        Standard & Poor's 500
    PERIOD    Index Fund, Inc.    Index Fund, Inc.          Composite Stock
               (Initial shares)   (Service shares)            Price Index *

   12/31/92        10,000              10,000                    10,000
   12/31/93        10,933              10,933                    11,008
   12/31/94        11,030              11,030                    11,153
   12/31/95        15,086              15,086                    15,345
   12/31/96        18,486              18,486                    18,868
   12/31/97        24,578              24,578                    25,162
   12/31/98        31,512              31,512                    32,354
   12/31/99        38,005              38,005                    39,161
   12/31/00        34,478              34,478                    35,597
   12/31/01        30,278              30,180                    31,365
   12/31/02        23,507              23,375                    24,433



* Source: Lipper Inc.